UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		March 4, 2013 (March 1, 2013)
GAMESTOP CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	625 Westport Parkway, Grapevine, TX	76051
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code		(817) 424-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2013, the Company and Daniel A. DeMatteo, the Company’s Executive Chairman, entered into an amendment to Mr. DeMatteo’s Executive Employment Agreement to extend the expiration date of that agreement from March 3, 2013 to June 2, 2013. The purpose of the extension is to coordinate the expiration of Mr. DeMatteo’s agreement with the expiration of the employment agreements of the Company’s other named executive officers (other than Mr. Fontaine, whose employment will cease on March 3, 2013, as previously disclosed).  The Company expects to enter into new employment agreements with all of its named executive officers (other than Mr. Fontaine) on or prior to June 2, 2013.

The amendment is included as Exhibit 10.1 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Fourth Amendment, dated March 1, 2013, to Amended and Restated Executive Employment Agreement, dated as of December 31, 2008, as amended, between GameStop Corp. and Daniel A. DeMatteo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)
Date: March 4, 2013
/s/ Robert A. Lloyd
Name: Robert A. Lloyd
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Fourth Amendment, dated as of March 1, 2013, to Amended and Restated Executive Employment Agreement, dated as of December 31, 2008, as amended, between GameStop Corp. and Daniel A. DeMatteo.